Exhibit 10.2

LEASE

I.

PARTIES:  This lease dated as of February 15, 2007 is made by and between MWJ, Inc. dba Best Price Auto Sales; (herein called the “Landlord”) and Harry March (herein called the “Tenant”).

II.

PREMISES:  Landlord does hereby lease to Tenant that certain property (herein called “premises”), located at 330 East 29th Street, Tucson, Arizona, together with all appurtenances situated thereon.  These premises include but not limited to, the office furniture, computer, desks, chairs, files, phones, copier, fax, compressor, battery charger, air conditioners.  This lease is subject to the terms, covenants and conditions herein set forth and the Tenant covenants as material part of the consideration of this lease to keep and perform each and all of those terms, covenants and conditions to be kept and performed.

III.

USE:  Tenant shall use the premises for an automobile sales lot and shall not use or permit the premises to be used for any other purpose without the prior written consent of Landlord.

IV.

TERMS:  The lease shall be for one year commencing February 15, 2007 to and including February 14, 2008.  A one year option to renew this lease, for the rent of $1850.00 per month, will be available at the end of this term.  Such option will run from February 15, 2008, through February 14, 2009.  A second year option, for the rent of $1950.00 per month, will be available and run from February 15, 2009 through February 14, 2010.  A 30 day advance written notice is required in order to exercise the described one and/or two year renewal option.

V.

RENT:

Tenant agrees to pay rent to the Landlord in advance and without notice or demand.  The rental for the next 12 months shall be seventeen hundred fifty ($1750.00) per month.  Such payments are to commence on the 15th of February, 2007, and continue for the next 11 consecutive months.

VI.

SECURITY DEPOSIT:  A security deposit of seventeen hundred fifty dollars ($1750.00) is required and will be held by the Landlord for the faithful and timely performance by the Tenant of all the terms, covenants, and conditions of this lease.  If tenant defaults with respect to any provision of this lease, including but not limited to the payment of rent, Landlord may use, apply or retain all or any part of the security deposit for the payment of any rent or any other sum in default, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default.  If Tenant shall fully and faithfully perform every provision of this lease, the security deposit or any balance thereof shall be returned to the Tenant with ten (10) days following the expiration of the lease term or any extension thereof.

VII.

UTILITIES AND MAINTENANCE:  The Tenant shall be responsible for any utility charges commencing on February 15, 2007.  The Landlord will present to the Tenant a copy of all utility bills by the 1st of each month and payment is due by the 5th of each month.  Utilities include but not limited to, telephone, electric, trash, water, and sewer.  Tenant agrees to take possession of the premises in the “as is” condition prevailing on the date of this lease.  Tenant is responsible for any necessary repairs.  Tenant will need written permission from Landlord in order to make any major changes.  Tenant shall keep the premises and the property free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Tenant.  Tenant shall keep the car lot and building clean, safe and in acceptable business condition.

VIII.

LICENSES AND BONDS:  The Landlord shall furnish all necessary licenses and bonds in order to operate legally.  No other license or licensee may be used or operate on these Premises.

IX.

INSURANCE:  The Landlord will provide a garage liability policy for the Premises and the operation of the vehicle sales business.  The Tenant will pay the Landlord the cost of all premiums including the down payment on this policy.

X.

LEGAL NOTICE:  Any legal notices or proceedings are to be mailed to the following addresses:

Landlord address:	MWJ, Inc. dba Best Price Auto Sales
PO Box 36346
Tucson, AZ 85740

Tenant address:	Harry March
P.O. Box 8427
Scottsdale, AZ 85252

LANDLORD:

MWJ, Inc. dba Best Price Auto Sales

By

Mickey Johnson, President

Date

TENANT:

Harry March

Date

AGREEMENT

This agreement is entered into February 7, 2007 and is to take effect February 15, 2007 between MWJ, Inc. and Harry March.  This Agreement describes and itemizes the business arrangement between the above two parties.

The Agreement will be in effect as long as both parties continue to honor the lease and its mandates for the premises at 330 E. 29th Street, Tucson, AZ.

No fees are expected or assessed for these items except where specifically stated:

1.

Any vehicle sold at the business premises of 330 E. 29th Street will have the accurate amount of state and city sales tax assessed and collected at the time of the sale.

2.

A copy of each Buyer’s Order detailing the retail purchase along with the collected sales tax is to be submitted and all collected tax fees will be paid to MWJ, Inc. by the 5th of the next month following the vehicle sale.

3.

Harry March will be assessed $50 per retailed vehicle.  These fees will be paid to MWJ, Inc. by the 5th of the next month following the vehicle sale.

4.

Harry March is required to consistently maintain for each vehicle offered for sale the following:

A.

Current state emissions report (if applicable)

B.

Legal title

C.

“Limited Warranty” sticker in vehicle window

5.

Harry March is required to keep current the following logs:

A.

Inventory

B.

Dealer Plate

MWJ, Inc. dba Best Price Auto Sales

Harry March

By

President, Mickey Johnson

Date

Date